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                           EXHIBIT 24

                        POWER OF ATTORNEY

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                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan, and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing the Registra-tion Statement on Form S-3 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the securities offered pursuant to the Stock Dividend Sale Plan of Southern Union Company.

Dated:  April 18, 1996


JOHN E. BRENNAN                      GEORGE L. LINDEMANN
- --------------------                 ---------------------------
John E. Brennan                      George L. Lindemann


FRANK W. DENIUS                      ROGER J. PEARSON
- --------------------                 ---------------------------
Frank W. Denius                      Roger J. Pearson


AARON I. FLEISCHMAN                  GEORGE ROUNTREE, III
- ---------------------                ----------------------------
Aaron I. Fleischman                  George Rountree, III


PETER H. KELLEY                      DAN K. WASSONG
- ---------------------                ----------------------------
Peter H. Kelley                      Dan K. Wassong


ADAM M. LINDEMANN                    KURT A. GITTER, M.D.
- ---------------------                --------------------
Adam M. Lindemann                    Kurt A. Gitter, M.D.